United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 24, 2009
(February 18, 2009)

ISORAY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-33407	41-1458152
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
 (Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

ITEM 1.01  Entry into a Material Definitive Agreement

On February 18, 2009, IsoRay Medical, Inc. ("Medical"), a wholly owned subsidiary of IsoRay, Inc. (the "Registrant"), entered into a Distribution Agreement (the "Agreement") with Biocompatibles, Inc. ("BioCompatibles").  Under the Agreement, Biocompatibles will act as Medical's exclusive (except for Medical) distributor of Cs-131 radioactive source products in the United States.  The exclusivity may be revoked if certain minimum sales requirements are not met in the future.  The Agreement's initial term is through December 31, 2011, and will automatically renew for one year periods unless cancelled by the parties.

Also on February 18, 2009, Medical entered into an Amendment No. 1 to Service Agreement  (the "Amendment") with Biocompatibles.  The Amendment amends Medical's Service Agreement, dated March 1, 2006, with Biocompatibles' predecessor in interest, Advanced Care Medical, Inc.  Under the Amendment, Medical is able to purchase additional products and services from Biocompatibles.  The Amendment extends the term of the original Service Agreement, as amended, until December 31, 2011, and provides for automatic one year renewals thereafter unless cancelled by the parties.

On February 18, 2009, the Registrant issued a press release announcing its entry into the Agreement and the Amendment, the text of which is attached hereto as Exhibit 99.1.

ITEM 9.01  Exhibits

(c)	Exhibits

10.50	Distribution Agreement, dated February 18, 2009, by and between IsoRay Medical, Inc. and Biocompatibles, Inc. (confidential treatment requested for redacted portions)

10.51	Amendment No. 1 to Service Agreement, dated February 18, 2009, by and between IsoRay Medical, Inc. and Biocompatibles, Inc. (confidential treatment requested for redacted portions)

99.1	Press release, dated February 18, 2009

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 24, 2009

IsoRay, Inc., a Minnesota corporation

By:	/s/ Jonathan Hunt
Jonathan Hunt, CFO